Exhibit 5


                                        August 5, 1999

The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York  10020

     Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

     In my capacity as General Counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company contemporaneously herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering (i) $361,000,000 aggregate principal amount of the Company's 1.87% Convertible Subordinated Notes due 2006 (the "Notes") and (ii) 6,359,376 shares of common stock, par value $.10 per share, issuable upon conversion of such Notes (the "Common Stock"), of the Company initially issuable upon conversion of the Notes plus such indeterminate amount of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the "Shares"). The Notes and the Shares registered by the Registration Statement are to be offered for the respective accounts of the holders thereof.

     In that connection, I have examined the Certificate of Incorporation and the By-Laws, both as amended, of the Company, the Indenture dated as of June 1, 1999 (the "Indenture") between the Company and The Bank of New York, as trustee, the Registration Rights Agreement dated as of June 1, 1999 between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., and Salomon Smith Barney Inc., the Registration Statement, corporate proceedings relating to the authorization of the Notes and the Shares, and such other instruments and documents as I deemed relevant under the circumstances.

     In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, I am of the opinion (i) that the Notes have been duly authorized and are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity, and (ii) that the Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable shares of common stock, $ .10 par value, of the Company.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity.

     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York, and, where necessary, the corporate laws of the State of Delaware.

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     I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.


                                        Very truly yours,


                                        /s/ Nicholas J. Camera
                                        ----------------------
                                        Nicholas J. Camera
                                        Vice President, General
                                        Counsel and Secretary